Exhibit 8.1
SUBSIDIARIES OF ARDMORE SHIPPING CORPORATION

Name of Company	Country of Incorporation
Ardmore Shipping LLC	Marshall Islands
Ardmore Shipholding Limited	Ireland
Ardmore Shipping Limited	Ireland
Fastnet Shipco LLC	Marshall Islands
Rockall Shipco LLC	Marshall Islands
Shannon Shipco LLC	Marshall Islands
Malin Shipco LLC	Marshall Islands
Tyne Shipco LLC	Marshall Islands
Forties Shipco LLC	Marshall Islands
Fitzroy Shipco LLC	Marshall Islands
Bailey Shipco LLC	Marshall Islands
Forth Shipco LLC	Marshall Islands
Viking Shipco LLC	Marshall Islands
Ardmore Chartering LLC	Marshall Islands
Cromarty Shipco LLC	Marshall Islands
Dogger Shipco LLC	Marshall Islands
Fisher Shipco LLC	Marshall Islands
Humber Shipco LLC	Marshall Islands
Wight Shipco LLC	Marshall Islands
Lundy Shipco LLC	Marshall Islands
Thames Shipco LLC	Marshall Islands
Valentia Shipholding LLC	Marshall Islands
Fair Isle Shipco LLC	Marshall Islands
Faroe Shipco LLC	Marshall Islands
Plymouth Shipco LLC	Marshall Islands
Portland Shipco LLC	Marshall Islands
Trafalgar Shipco LLC	Marshall Islands
Hebrides Shipco LLC	Marshall Islands
Sole Shipco LLC	Marshall Islands
Biscay Shipco LLC	Marshall Islands
Dover Shipco LLC	Marshall Islands